UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 6, 2005

LEAPFROG ENTERPRISES, INC.

(Exact name of registrant as specified in its chapter)

Delaware	1-31396	95-4652013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Hollis Street, Suite 150 Emeryville, California	94608-1071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LeapFrog Enterprises, Inc. is filing this amendment to its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2005 to disclose Dr. David C. Nagel’s appointment to a committee of the board of directors of LeapFrog Enterprises, Inc.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 8, 2005, LeapFrog Enterprises, Inc. filed a Current Report on Form 8-K to report that on September 6, 2005, Dr. David C. Nagel had been appointed to serve on LeapFrog’s board of directors. At the time of his appointment, LeapFrog’s board of directors had not yet determined the committees on which Dr. Nagel would serve.

On February 15, 2006, LeapFrog’s board of directors appointed Dr. Nagel to serve on the Compensation Committee of the board of directors of LeapFrog. Dr. Nagel joins Caden Wang, Steven B. Fink and Ralph R. Smith on the Compensation Committee of the board of directors of LeapFrog.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc. (Registrant)

Date: February 21, 2006	By:	/s/ Thomas J. Kalinske
Thomas J. Kalinske
Chief Executive Officer